UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2012

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2012, the Board of Directors (the “Board”) of Allied Nevada Gold Corp. (the “Company”) approved the amendment of Article II, Section 3 of the Company’s By-laws (the “By-laws”) to provide the Company more flexibility with respect to the timeliness of stockholder proposals when either no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty days before or after the anniversary date of the immediately preceding annual meeting. Prior to the amendment, in such circumstances, a stockholder proposal to be timely had to be received ten days after mailing of notice of the meeting or publication of the meeting date, whichever was earlier. The amendment permits the Board, in its sole discretion, to allow a longer period of time than ten days. The amendment to the By-laws is effective immediately.

The foregoing description of the amendment to the Company’s By-laws is qualified in its entirety by reference to the full text of the By-laws, as conformed to reflect the March 7, 2012 amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01	Other Events.

The Company has extended the deadline to March 27, 2012 for submission of any stockholder proposal sought to be included in the Company’s proxy materials for its May 3, 2012 Annual Meeting of Stockholders. The deadline had previously been announced as February 17, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

3.2	By-laws, as amended on March 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 8, 2012	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

3.2	By-laws, as amended on March 7, 2012.